Exhibit 10.8(a)

Schedule of Executive Officers entering into Change in Control Payment
Acknowledgement and Agreement

The following executive officers of Penn National Gaming, Inc. have entered into Change in Control Payment Acknowledgement and Agreement in the form of Exhibit 10.1 to Penn National Gaming, Inc.’s current report on Form 8-K, filed on January 2, 2008:

Name	Amount of Accelerated Change in Control Payment
William J. Clifford	$3,409,875
Leonard DeAngelo	$3,653,438
Jordan B. Savitch	$1,281,138